Exhibit 99.1

Antero Resources Receives Investment Grade Credit Rating

Denver, Colorado, May 15, 2024—Antero Resources Corporation (NYSE: AR) (“Antero Resources,” “Antero,” or the “Company”) today announced that it has received an investment grade credit rating of BBB- from S&P Global Ratings (“S&P”).

On May 15th, 2024, S&P upgraded Antero’s corporate and issuer credit ratings to BBB- from BB+ with a stable outlook. The Company has maintained an investment grade credit rating from Fitch Ratings since September of 2022. With these two investment grade credit ratings, Antero expects a substantial reduction in letters of credit associated with its firm transportation portfolio and reduced interest expense.

Michael Kennedy, CFO of Antero Resources said, “Antero’s investment grade credit rating reinforces the strength of our company, driven by the success of our development program and commitment to debt reduction over the last several years. Since the start of our debt reduction program in the fourth quarter of 2019, we have reduced debt by more than $2 billion. This reduction, combined with our peer-leading capital efficiency and low breakeven costs, positions Antero Resources as the premier operator in Appalachia.”

Antero Resources is an independent natural gas and natural gas liquids company engaged in the acquisition, development and production of unconventional properties located in the Appalachian Basin in West Virginia and Ohio. In conjunction with its affiliate, Antero Midstream Corporation (NYSE: AM), Antero is one of the most integrated natural gas producers in the U.S. The Company’s website is located at www.anteroresources.com.

This release includes "forward-looking statements." Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding anticipated reductions in letters of credit and interest expense, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical and world health events, cybersecurity risks, our ability to achieve Net Zero Scope 1 and Scope 2 GHG emissions and the costs associated therewith, the state of markets for, and availability of, verified quality carbon offsets and the other risks described under the heading "Item 1A. Risk Factors" in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2023 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

For more information, contact Daniel Katzenberg, Director - Finance and Investor Relations of Antero Resources at (303) 357-7219 or dkatzenberg@anteroresources.com.

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